SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2015
Date of Report (Date of earliest event reported)

Global 2 Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-51697
(Commission File Number)

81-0927556
(I.R.S. Employer Identification No.)

2705 Garnet Ave Suite 2a San Diego, CA 92109
(Address of principal executive offices)

 (858) 847-9090
(Registrant’s telephone number, including area code)

Global Seafood Holdings Corporation

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “Global” refer to Global 2 Corporation, a Delaware corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Reorganization into a Holding Company Structure

Global 2.0 Corporation was incorporated on December 28, 2015 as a Delaware corporation under Delaware General Corporation Laws (“Delaware Act”). On the day of Global 2.0 Corporation incorporation it became a Holding Company pursuant to Section 251(g) of the Delaware Act under an Agreement and Plan of Merger (the “Merger Agreement”) with Global Seafood Holding Corporation (“GSHC”) and BGTH Pre Inc. (“Merger Corp.”) dated the same date (the “Reorganization”). Under the Merger Agreement, GSHC merged into Merger Corp. and ceased to exist, wherein the Merger Corp. became and is the survivor and successor under Section 251(g) of the Delaware Act, having acquired all GSHC’s assets, rights and liabilities as the constituent or resulting corporation. Global 2.0 Corporation became the parent and the Holding Company of Merger Corp. under the Reorganization which was in compliance with Section 251(g) of the Delaware Act and Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon consummation of the Reorganization, each issued and outstanding equity of the former GSHC was transmuted into and exchanged for an identical equity structure from Global 2.0 Corporation (on a share-for-share basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions. Upon consummation, Global 2.0 Corporation, is the issuer since the former GSHC equity structure was transmuted pursuant to Section 251(g) into the current issued and outstanding equities of Global 2.0 Corporation. The Reorganization was exempt from the registration requirements of the Securities Act of 1933 (“Act”) as there was no “offer” or “sale” as defined in Section 2(3) of the Act so as to invoke the requirements of Rule 145 also under the Act. Under the terms of the Merger Agreement, the shareholders and equity holders of the former GSHC have no appraisal rights or rights to a shareholder vote and consequently no investment decision was made by the shareholders. Global 2.0 Corporation, as the issuer, was given a new CUSIP and tax identification number. Pursuant to Rule 144(d)(3)(ix) of the Act, the holding periods for the issued equities of Global 2.0 Corporation are the same and “tack” of the original holding periods of the equities transmuted from the former GSHC.

Upon consummation of the Merger Agreement, GSHC’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), GSHC is the successor issuer to Global 2.0 Corporation.

Subsequent to the completion of the Reorganization, the ownership by Global 2.0 Corporation in Merger Corp was canceled and the shares evidencing ownership in Merger Corp were returned and canceled. Global 2.0 Corporation no longer has any interest or ownership in Merger Corp as the Board of Directors are now conducting all of their operations through Global 2.0 Corporation.

The description of the Agreement and Plan of Merger set forth in this item 1.01 is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 31, 2015, Christopher H. Constable resigned as a member of the Board of Directors. There were no disagreements with these former directors of the Company as to its operations, policies or practices.

SECTION 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1
Agreement and Plan of Merger by and among Global Seafood Holdings Corporation, a Delaware Corporation, and Global 2 Corporation, a Florida Corporation, and BGTH Pre Inc., a Delaware Corporation, dated December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2016

Global Seafood Holdings Corporation

By: /s/ Scott Landow
Scott Landow
CEO